                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial and Other Data" and to the use of our report dated February 9, 2000, with respect to the consolidated financial statements of American Cellular Corporation, and our report dated March 15, 1999, with respect to the consolidated financial statements of PriCellular Corporation included in the Registration Statement (Form S-4) and related prospectus of American Cellular Corporation for the registration of $450,000,000 of 9 1/2% Senior Subordinated Notes.

                                          /s/ Ernst & Young LLP

Chicago, Illinois
May 2, 2001